UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2022

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2022, Axon Enterprise, Inc. (the “Company”) promoted Joshua M. Isner to Chief Operating Officer, effective immediately. Mr. Isner, age 36, has been the Company’s Chief Revenue Officer since January 2018, and previously held a number of roles at the Company since 2009.

Luke S. Larson, the Company’s President, has begun a medical leave of absence due to a serious, treatable health issue that arose in recent weeks. Mr. Isner will assume Mr. Larson’s responsibilities going forward.

As Chief Revenue Officer, Mr. Isner was responsible for Axon’s global growth, customer service, professional services, and sales operations. He joined Axon in 2009 as a member of the Leadership Development Program, and after rotating through several departments in the company, he eventually helmed and led the domestic video and cloud sales team to a record year in 2014. Josh previously held the roles of Director of Leadership Development, Northeast Regional Sales Executive, and VP of Video and Cloud Sales at TASER. Mr. Isner holds a BS in Government & Political Science from Harvard University.

“Luke has Axon’s full support as he contends with a serious medical issue. His contributions to the success of Axon’s entire business cannot be overstated, including having helped us to establish and grow our software and sensor business from an idea to the global market leading position we enjoy today,” Axon Chief Executive Officer Rick Smith said. “Josh Isner helped to build Axon's revenue stream to support our 2022 guidance above $1 billion, driving historical annual growth rates exceeding 25%. He is a top notch executive and has the full confidence of myself and the Board.”

There are no arrangements or understandings between Mr. Isner and any other persons pursuant to which he was appointed as Chief Operating Officer. Additionally, there are no transactions involving the Company and Mr. Isner that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

On June 2, 2022, the Compensation Committee of Axon’s Board of Directors approved the compensation package for Interim Chief Financial Officer, James C. Zito. Mr. Zito will receive a salary of $550,000 for 2022, inclusive of $300,000 additional cash compensation for his service as Interim Chief Financial Officer. He will also receive annual target incentive compensation of $100,000, which represents no change, restricted stock units of $650,000, which represents no change, and performance stock units pursuant to the Company’s eXponential Stock Performance Plan of $200,000, inclusive of an additional $100,000 annual target value pursuant to his service as Interim Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022	Axon Enterprise, Inc.

	By:	/s/ JAMES C. ZITO
James C. Zito
Interim Chief Financial Officer